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                                                                     Exhibit 4.2


              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
                                       OF

                              ARAMARK CORPORATION


     AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of April 7, 1988, which amends and restates the Registration Rights Agreement dated as of December 14, 1984 (the "Agreement"), among ARAMARK CORPORATION (formerly The ARA Group, Inc.), a Delaware corporation (the "Company"), and the persons listed on the Schedule I attached to this Agreement.

     1. Introduction. Each of the persons listed on Schedule I hereto is also a party to the Company's stockholders agreement (the "Stockholders Agreement") and will receive shares of the Class A Common Stock, par value $.01 per share ("Class A Common Stock"), in the proposed reclassification (the
"Reclassification") of the Company's capital stock, as more fully described in the Company's proxy statement dated March 11, 1988.

     This Amended and Restated Registration Rights Agreement shall become effective on the effective date (the "Effective Date") of the Reclassification upon the issuance of the Class A Common Stock to such persons pursuant to the terms of the Reclassification. At such time, persons who had been parties to the Registration Rights Agreement but are not listed on Schedule I hereto will no longer be parties to this Agreement. Certain capitalized terms used in this Agreement are defined in Section 3.7.

    2.   Registration Under Securities Act, Etc.

    2.1. Registration on Request.

         (a) [Deleted]

         (b) Class A Common Stock. At any time or from time to time after the third anniversary of the Effective Date, upon the written request of the Holders of at least 33 1/3% of the Registrable Common Stock, the Company shall, as expeditiously as reasonably possible, use its best efforts to effect the registration under the Securities Act of shares of Registrable Common Stock, provided that (x) such Registrable Common Stock sought to be registered in any one registration has a Market Price exceeding $25 million and such shares are equal to or greater than 10% of the number of shares of Class A Common Stock outstanding,
         (y) the Company shall not be required to effect more than one registration under this Section 2.1 in any six month period and (z) the Company shall not be required to effect more than three registrations under this Section 2.1.

         (c) Form of Written Request; Procedure. Any written request for registration under this Section 2.1 shall specify the intended method of disposition of the Registrable Common Stock, and in the case of a request for the first registration under Section 2.1(b), the name(s) of the major bracket underwriter(s) proposed to be used to manage the distribution. Within five business days after receiving such written notice, the Company shall give all record holders of Registrable Common Stock notice of such requested registration. Subject to Section 2.1(g), the Company shall include in the requested
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         registration the original Holder(s) which made a request under Section
         2.1 and all other record holders of Registrable Common Stock which indicate a desire to participate in such registration by providing written notice of such desire to be included within ten business days of the date of the Company notice required by the preceding sentence.

         (d) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Securities and Exchange Commission as shall be selected by the Company, and be reasonably acceptable to the holders of more than 50% of the Registrable Common Stock so to be disposed of, and as shall permit the disposition of such Registrable Common Stock in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which Holders of Registrable Common Stock being registered shall reasonably request.

         (e) Expenses. The Company will pay all Registration Expenses in connection with any registration duly requested under Section 2.1.

         (f) Effective Registration Statement. A registration requested pursuant to this Section 2.1 will not be deemed to have been effected
         (i) unless it has become effective and the Holders requesting registration have included in such registration statement at least 75% of the Registrable Common Stock which they have requested to be registered, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the holders of Registrable Common Stock who initially requested registration of Registrable Common Stock shall be deemed to have been effected by the Company at the request of such Holders, or (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or of any court.

         (g) Priority in Requested Registrations. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Common Stock requesting registration or inclusion) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Common Stock) exceeds the number which can be sold in such offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering (i) first, Registrable Common Stock requested to be included in such registration by the Holder or Holders of Registrable Common Stock, pro rata among such Holders on the basis of the number of Registrable Common Stock requested to be included by such Holders, and
         (ii) second, securities the Company proposes to sell and other securities of the Company included in such registration by the holders thereof.

         (h) If the Holder disapproves of the terms of any such underwritten public offering, such person may elect to withdraw therefrom by written notice to the Company and the

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
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         underwriter, which notice, to be effective, must be received by the
         Company at least two business days before the anticipated effective date of the Registration Statement. The Registrable Common Stock so withdrawn from such underwritten public offering shall also be withdrawn from such registration; provided, however, that if by the withdrawal of such Registrable Common Stock a greater number of shares of Registrable Common Stock held by other selling holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall include in such registration in place of such withdrawn Registrable Common Stock such additional Registrable Common Stock held by other selling holders whose Registrable Common Stock were excluded pursuant to limitation by the underwriter pursuant to Section 2(g) in the same proportion as such Registrable Common Stock were excluded pursuant to such underwriter limitation (with no more Registrable Common Stock being so included than were withdrawn).

     2.2 Incidental Registration.

         (a) If the Company at any time or from time to time proposes to register its Class A Common Stock or its Class A Common Stock, par value $1.00 per share (such Class B Common Stock together with the Class A Common Stock, the "Common Stock") under the Securities Act (other than a registration in connection with an acquisition in a manner which would not permit registration of Registrable Common Stock for sale to the public, other than a registration relating to a stock option plan, stock purchase plan, managing directors' plan, savings or similar plan and other than pursuant to Section 2.1), whether or not for sale for its own account, the Company will each such time give prompt written notice to all holders of Registrable Common Stock of its intention to do so and of such holders' rights under this Section 2.2. Subject to Section 2.4(c), upon the written request of any such holder made within ten business days after the receipt of any such notice (which request shall specify the Registrable Common Stock intended to be disposed of by such holder and shall state the intended method of disposition thereof), the Company will effect the registration under the Securities Act of all Registrable Common Stock which the Company has been so requested to register by the holders of Registrable Common Stock, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Common Stock so to be registered, by inclusion of such Registrable Common Stock in the registration statement which covers the Common Stock which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to delay registering such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Common Stock and, thereupon, shall be permitted to delay registering any Registrable Common Stock for the same period as the delay in registering such other securities.

         (b) No registration effected pursuant to a request or requests referred to in this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1. The Company will pay

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
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         all Registration Expenses in connection with each registration of
         Registrable Common Stock requested pursuant to this Section 2.2.

     2.3 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Common Stock under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

         (a) prepare and file with the Securities and Exchange Commission (in the case of a registration pursuant to Section 2.1, such filing to be made within twenty-one business days after the initial request of one or more holders of Registrable Common Stock or in any event as soon thereafter as possible) the requisite registration statement with respect to such Registrable Common Stock (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and use its best efforts to cause such registration statement to become and remain effective, provided that before filing such registration statement or any amendments thereto, the Company will furnish to the holders of Registrable Common Stock and their counsel which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such holders and such counsel;

         (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement during the period ending upon the earlier of (1) the sale or withdrawal from registration of all of the shares of Registrable Common Stock covered by such registration statement and the expiration of the applicable prospectus delivery period under rule 174 under the Securities Act and (2) ninety days after the effective date of the registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (c) furnish to each seller of Registrable Common Stock covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Common Stock covered by such registration statement owned by such seller;

         (d) use its best efforts to register or qualify all Registrable Common Stock covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller and each underwriter, if any, of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as the registration statement remains in effect and do any and all other acts and things

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
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         which may be necessary or advisable to enable such seller and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Common Stock owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

         (e) use its best efforts to cause all Registrable Common Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Common Stock;

         (f) notify each seller of Registrable Common Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act;

         (h) provide a transfer agent and registrar for all such Registrable Common Stock covered by such registration statement not later than the effective date of such registration statement;

         (i) enter into such agreements and take such other actions as sellers of such Registrable Common Stock holding more than 50% of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock;

         (j) furnish to each seller of Registrable Common Stock a signed counterpart, addressed to such seller (and the underwriters, if any), of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
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         underwriting agreement), reasonably satisfactory in form and substance to such seller and (ii) a "cold comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as such seller (or the underwriters, if any) may reasonably request;

         (k) give the holders of Registrable Common Stock whose Registrable Common Stock are registered under such registration statement and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the respective counsel of such holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

         (l) use its best efforts to list all Registrable Common Stock covered by such registration statement on (x) each securities exchange on which any of the securities of the same class as the Registrable Common Stock are then listed, or (y) if that class of Registrable Common Stock is not then listed on a securities exchange, on the exchange(s) selected by the holders of more than 50% of the shares of Registrable Common Stock to be registered; and

         (m) use its best efforts to increase the authorized number of shares of Class A Common Stock and, if necessary, to subdivide the outstanding shares of Class A Common Stock, in both instances as recommended by a majority of the members of the Board in order to effectuate such public offering.

     Each holder of Registrable Common Stock shall be deemed to have agreed by acquisition of such Registrable Common Stock that upon receipt of any notice from the Company of the occurrence of any event of the kind described in paragraph (f) of this Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Common Stock pursuant to the registration statement covering such Registrable Common Stock until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph
(f) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Registrable Common Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
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period mentioned in paragraph (b) of this Section 2.3 shall be extended by the length of the period from the date of receipt of the notice referenced to above to and including the date when each seller of any Registrable Common Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this Section 2.3.

     If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder. The Company may require each seller of Registrable Common Stock as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     If in connection with any registration under Section 2.1 which is proposed by the Company to be on Form S-3 or any similar short form registration statement which is a successor to Form S-3, the managing underwriters, if any, shall advise the Company in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

     2.4 Underwritten Offerings.

         (a) Selection of Underwriters. If a requested registration pursuant to
         Section 2.1 involves an underwritten offering, the managing underwriter or underwriters thereof shall be designated by the holders of Registrable Common Stock which first requested a registration under the
         Section 2.1 and shall be acceptable to the Company, which shall not unreasonably withhold its acceptance of such underwriters, provided that any managing underwriter of an offering of securities registered pursuant to Section 2.1 shall be a major bracket underwriter.

         (b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of Registrable Common Stock pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter or underwriters, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 2.5. The holders of Registrable Common Stock which are to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters shall also be made

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
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         to and for the benefit of such holders of Registrable Common Stock and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Common Stock. Such holders of Registrable Common Stock shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holders and such holders' intended methods of distribution.

         (c) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its Common Stock under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Common Stock as provided in
         Section 2.2, use its best efforts to arrange for such underwriters to include all the Registrable Common Stock to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the holders of the Registrable Common Stock requesting such registration and the holders of any other shares of Common Stock which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under Section 2.2 by letter of its belief that inclusion in such underwritten distribution of all or a specified number of shares of such Registrable Common Stock or of such other shares of Common Stock so requested to be included would interfere with the successful marketing of the Common Stock by the underwriters (such writing to state the basis of such belief and the approximate number of shares of such Registrable Common Stock and shares of other Common Stock so requested to be included which may be included in such underwritten offering without such effect), then the Company may, upon written notice to all holders of such Registrable Common Stock and of such other shares of Common Stock so requested to be included, exclude pro rata from such underwritten offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of shares of such Registrable Common Stock and shares of such other Common Stock so requested to be included the registration of which shall have been requested by each holder of Registrable Common Stock and by the holders of such other Common Stock so that the resultant aggregate number of shares of such Registrable Common Stock and of such other shares of Common Stock so requested to be included which are included in such underwritten offering shall be equal to the approximate number of shares stated in such managing underwriter's letter.

         (d) Holdback Agreements. (i) Each holder of Registrable Common Stock shall be deemed to have agreed by acquisition of such Registrable Common Stock, if so required by the managing underwriter, not to effect any public sale or distribution of such Registrable Common Stock during the seven days prior to and the ninety days after any underwritten registration pursuant to Sections 2.1 or 2.2 of Common Stock, respectively, has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration, except as the managing underwriter may otherwise consent.

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
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             (ii) The Company agrees (x) if so required by the managing underwriter, not to effect any public sale or distribution of its debt securities or its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the ninety days after any underwritten registration of Common Stock, respectively, pursuant to Section 2.1 has become effective, except as part of such underwritten registration, except as the managing underwriter may otherwise consent and except in connection with a stock option plan, stock purchase plan, managing directors' plan, savings or similar plan, or an acquisition of a business, merger or exchange of stock for stock, and (y) to request each holder of its equity securities or of any securities convertible into or exchangeable or exercisable for any of such securities, other than employee benefit plans in each case purchased directly from the Company at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any underwritten registration of Common Stock pursuant to Section 2.1.

     2.5 Indemnification.

         (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2.1 or 2.2, the holder of any Registrable Common Stock which are covered by such registration statement, its directors and officers and partners, each other Person who participates as an underwriter in the offering or sale of such Registrable Common Stock and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or partner or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any Federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse such holder and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
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         prospectus, summary prospectus, amendment or supplement in a reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, summary of prospectus, amendment or supplement and (ii) the provisions of this Section 2.5(a) shall not inure to the benefit of any underwriter or selling stockholder (or any person controlling such underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of securities by such underwriter or selling stockholder to any Person if such underwriter or selling stockholder failed to send or give a copy of the related prospectus, as the same may be then amended or supplemented, to such Person within the time required by the Securities Act if the Company or selling stockholder has previously furnished copies thereof to such underwriter or selling stockholder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such securities by such holder.

         (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Common Stock in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.5) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, and each holder of Registrable Common Stock subject to the provisions of this Agreement and covered by the Registration Statement, with respect to any statement or alleged statement of any material fact in or omission or alleged omission to state a material fact required to be stated in such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, the liability of such holder shall be limited to an amount equal to the proceeds to each such holder of Registrable Common Stock sold as contemplated herein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, other sellers or controlling person and shall survive the transfer of such securities by such seller.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this
         Section 2.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any liabilities it

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         may have to any indemnified party otherwise than under the preceding subdivisions of this Section 2.5. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Unless a conflict of interests exists which would make joint representation contrary to applicable law or prevailing ethical standards, the indemnifying parties shall not be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action, litigation or proceeding, or in connection with separate but similar or related actions, litigations or proceedings in the same jurisdiction arising out of the same general allegations. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

         (d) Contribution. The Company will use its best efforts to include a section in the underwriting agreement substantially to the following effect:

         If the indemnification provided for in this Section 2.5 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein because not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the underwriters on the other from the offering of the Registrable Common Stock to which such loss, claim, damage or liability (or action in respect thereof) relates. If however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if such indemnification is unavailable because the indemnified party failed to give the notice required under subsection (c) above or is not entitled to receive the indemnification provided for in subsection (a) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and

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commissions received by such underwriters. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under subsection (c) above, including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission including, with respect to any underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any preliminary prospectus result from the fact that such underwriter sold Registrable Common Stock to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such underwriter. The Company and the underwriters agree that it would not be just and equitable if contribution pursuant to this subsection
(d) were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Registrable Common Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

         (e) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Common Stock with respect to any required registration or other qualification of such Registrable Common Stock under any federal or state law or regulation of any governmental authority, other than the Securities Act.

         (f) Payments. The indemnification required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     3.  General.

     3.1 Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of Class A Common Stock, the Company covenants to the holders of Registrable Common Stock that it will timely file the reports required to be filed by it under the

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Securities Act or the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)
(1) of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act) and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder of Registrable Common Stock may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemption provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any holder of Registrable Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     3.2 Nominees for Beneficial Owners. In the event that Registrable Common Stock are held by a nominee for the beneficial owner thereof the beneficial owner thereof may, at its option, be treated as the holder of such Registrable Common Stock for purposes of any request or other action by any holder or holders of Registrable Common Stock pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Common Stock held by any holder or holders of Registrable Common Stock contemplated by this Agreement).

     3.3 Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns. If any transferee of any holder of Registrable Common Stock shall acquire Registrable Common Stock in any manner, whether by operation of law or otherwise, such Registrable Common Stock shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Common Stock, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

     3.4 Stockholders Agreement; Other Registration Rights. Notwithstanding anything above to the contrary, all transfers of Registrable Common Stock subject to the provisions of the Stockholders Agreement shall, during the term thereof be made in accordance with said provisions. The Company covenants and agrees that it will not grant registration rights with respect to Registrable Common Stock or any other securities which would materially impair the registration rights contained in this Agreement applicable to the parties hereto and their permitted transferees for Registrable Common Stock, provided, however, that the foregoing shall not preclude the Company from granting registration rights to holders of Common Stock issuable upon conversion of preferred stock of the Company.

     3.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of 50% or more of the Registrable Common Stock. Each holder of any shares of Registrable Common Stock at the time or thereafter outstanding shall be bound by any consent authorized by this Section 3.5, whether or not such shares of Common Stock shall have been marked to indicate such consent.

     3.6 Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by hand, or sent by registered or certified mail, postage prepaid, with return receipt requested, properly addressed as set

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
forth below, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or other communication shall be addressed (a) if to a party other than the Company, or if to any subsequent holder of any of the shares of Registrable Common Stock issued hereunder, to such party or subsequent holder at such address as is shown on the stock transfer books of the Company or (b) if to the Company, to ARA Holding Company, ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107, Attention: General Counsel, or to such other address and/or to the attention of such other officer as the Company shall have furnished to you and each such other holder in writing.

     3.7 Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

         Class A Common Stock: As defined in Section 1 of this Agreement.

         Common Stock:  As defined in Section 2.2 of this Agreement.

         Company: As defined in the first paragraph of this Agreement.

         Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be amended from time to time.

         Holder: Shall mean any person who, on the date hereof owns any of the Registrable Common Stock and such of its respective successors and assigns who acquire Registrable Common Stock directly or indirectly, from Holders and who agree in writing with the Company, if the Company shall so request, to acquire and hold the Registrable Common Stock subject to all the restrictions hereof, but in no event shall "Holder" include any transferee of Registrable Common Stock pursuant to sales made under a registration statement filed under the Securities Act of 1933 as amended (the "Securities Act"), or pursuant to any other public offering of such class of Registrable Common Stock under Rule 144 promulgated under the Securities Act.

         Market Price: The last sale price, regular way, of the Class A Common Stock on any date, or, if there shall have been no sale on any such date, the average of the closing bid and asked prices of the Class A Common Stock on such date, in each case as officially reported on the principal national securities exchange on which the Class A Common Stock is at the time listed or admitted to trading, or if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Class A Common Stock on such date, or if there shall have been no trade on such date or if the Class A Common Stock is not so designated, the average of the closing bid and asked prices of the Class A Common Stock on such date as shown by the NASD automated quotation system. If at any time the Class A Common Stock is not listed on any exchange or quoted in the domestic over-the-counter market, the "Market Price" shall be deemed to be the fair value thereof as determined in good faith by an independent brokerage firm selected by the Company and

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
         satisfactory to holders of a majority of the Registrable Common Stock in respect of which a request for registration under Section 2.1 has been made, as of a date which is within fifteen days preceding the date as of which the determination is to be made.

         NASD: The National Association of Securities Dealers, Inc.

         Person: A corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         Registrable Common Stock: The shares of Class A Common Stock issued to parties to this Agreement pursuant to the Reclassification, and any securities issued or issuable with respect to such shares of Class A Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, except for shares of Class A Common Stock which have been distributed to the public pursuant to a registration statement or Rule 144 (or any successor provision) promulgated under the Securities Act.

         Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, and shall not include auditing fees, premiums or other expenses relating to liability insurance required by underwriters or the Company, or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

         Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be amended from time to time.

         Securities and Exchange Commission: The U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

         Stockholders Agreement: The Company's Stockholders Agreement, dated as of the date of this Agreement as the same may be amended or restated from time to time.

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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     3.8 Injunctive Relief: It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     3.9 Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties thereto, whether so expressed or not. The provisions of this Agreement are for the sole benefit of the parties hereto and, in the case of Section 2.5 hereof the other indemnified parties, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights or any other persons. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Delaware, without reference to the principles of the conflicts of laws thereof. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                     [Signature Pages and Schedule Omitted]




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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT